SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2006

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 8, 2006, our stockholders approved the LKQ Corporation Long Term Incentive Plan (LTIP). The Compensation Committee of our Board of Directors administers the LTIP. Each participant selected by the Compensation Committee will be entitled to a performance award for each performance period under the LTIP. Performance periods will begin on January 1 and end on December 31 of the third calendar year thereafter.  Performance awards will be equal to the participant’s base salary multiplied by an award percentage. The award percentage is determined by three components:  the growth rate over the performance period of each of our earnings per share, our total revenue, and our return on equity. The Compensation Committee will determine for each participant the range of award percentages based on different growth scenarios of the components.

One-half of any performance award achieved is payable promptly after the end of the applicable performance period. A participant must be an employee of the Company throughout the performance period to be eligible for the first 50% payment. The other half of the performance award is deferred and payable in three equal installments on each one year anniversary of the end of the performance period over a total of three years. A participant must be an employee of the Company on each such anniversary date to be eligible for the respective deferred payment, unless the participant is not an employee as a result of death, total disability or normal retirement at age 65, in which case the participant (or his or her estate) will be entitled to all of the deferred payments upon such death, disability or retirement. Interest on the deferred portion of the performance award will accrue at the prime rate and be payable to the participant at the same time as the deferred installments are paid.

On January 27, 2006, the Compensation Committee approved, subject to the approval of our stockholders, the LTIP and performance awards to certain of our key employees for the performance period commencing as of January 1, 2006 and ending on December 31, 2008. The Compensation Committee weighted each of the three components of these awards as follows: 41.67% for earnings per share growth; 41.67% for revenue growth; and 16.66% for return on equity growth. The following table sets forth the range of percentages of base salary that may be paid under the LTIP to each of our executive officers pursuant to such awards. The actual amount paid, if any, will depend on the achievement of the growth targets of our earnings per share, total revenue and return on equity.

Name and position	Range of Award Percentages
Joseph M. Holsten
President and Chief Executive Officer	0 — 275%
Mark T. Spears
Executive Vice President and Chief Financial Officer	0 — 250%
Walter P. Hanley
Senior Vice President — Development and Associate General Counsel	0 — 200%
Victor M. Casini
Vice President, General Counsel and Secretary	0 — 200%
Leonard A. Damron
Senior Vice President — Southwest Region	0 — 150%
Steven H. Jones
Vice President — Central and West Regions and Core Operations	0 — 150%
H. Bradley Willen
Vice President — Midwest Region	0 — 150%
Robert L. Wagman
Vice President — Insurance Services and Aftermarket Operations	0 — 150%
Frank P. Erlain
Vice President — Finance and Controller	0 — 100%

A copy of the LTIP is furnished as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	LKQ Corporation Long Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: May 11, 2006	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel